Exhibit 10.1

ASSET PURCHASE AGREEMENT AMENDMENT NO. 2

This Asset Purchase Agreement Amendment No. 2 (the “Amendment”) is entered into as of October 20, 2006, by and among Aquila, Inc., a Delaware corporation (“Seller”), and Mid-Kansas Electric Company, LLC, a Kansas limited liability company (“Buyer”). In addition, each Buyer Party and Guarantor is executing this Amendment for the purposes set forth in Section 3 hereof.

WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of September 21, 2005, as amended by that certain Asset Purchase Agreement Amendment No. 1 dated August 11, 2006 (the “Asset Purchase Agreement”), pursuant to which Seller agreed to sell, transfer and assign to Buyer, and Buyer has agreed to purchase and assume, substantially all of the assets and liabilities of the Business (as defined in the Asset Purchase Agreement) upon the terms and conditions set forth in the Asset Purchase Agreement, and subject to the conditions set forth in Article VIII thereof;

WHEREAS, under Article VIII of the Asset Purchase Agreement, the approval of a Joint Application filed with the Kansas Corporation Commission for Seller’s transfer to Buyer of: (i) the Purchased Assets, (ii) Seller’s certificates of convenience and authority and Seller’s rate tariffs, and (iii) the operation of the Business, is a condition each Party’s obligation to effect the Closing;

WHEREAS, the Kansas Corporation Commission assigned docket number 06-MKEE-524-ACQ to the Joint Application, and issued a September 13, 2006 Order Adopting Procedural Schedule in docket 06-MKEE-524-ACQ (the “Procedural Schedule”); and

WHEREAS, Seller and Buyer desire to amend the Asset Purchase Agreement pursuant to Section 11.1 thereof by deleting and replacing Section 10.1(b) in light of the Procedural Schedule.

NOW, THEREFORE, in consideration of the parties’ covenants and agreements set forth herein and the benefits anticipated by each of the parties hereto as a result of the matters set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Definitions.

The terms defined in the preamble and recitals hereto shall have the respective meanings ascribed therein. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Asset Purchase Agreement.

2.	Extension of Termination Date.

Section 10.1(b) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b)        If the Closing has not occurred on or before April 15, 2007, this Agreement may be terminated by Seller or Buyer on or after April 16, 2007 (the

‘Termination Date’). Notwithstanding the foregoing, the right to terminate this Agreement under this Section 10.1(b) will not be available to a Party if any failure by such Party (or, in the case of Buyer, by any Buyer Party) to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date.”

3.	Consent of Buyer Parties and Guarantors.

Sunflower Electric Power Corporation, Lane-Scott Electric Cooperative, Inc., Pioneer Electric Cooperative, Inc., Southern Pioneer Electric Company, Prairie Land Electric Cooperative, Inc., Victory Electric Cooperative Association, Inc., Western Cooperative Electric Association, Inc., and Wheatland Electric Cooperative, Inc., each in its capacity as a Member of Buyer, a Buyer Party under the Asset Purchase Agreement, and/or a Guarantor under the Guaranty (as applicable) hereby consents to and approves the execution and delivery of this Amendment. In addition, each of the foregoing that is a Guarantor under the Guaranty hereby confirms that the Guaranty remains in full force and effect, with the obligations of the Buyer under the Asset Purchase Agreement, as amended hereby, and under all other agreements executed in connection with the Asset Purchase Agreement, as so amended, (including at Closing) constituting Guaranteed Obligations under (and as such term is used in) the Guaranty.

4.	Miscellaneous.

Except as amended, modified or supplemented herein, all of the terms and provisions of the Asset Purchase Agreement are hereby ratified and confirmed. This Amendment shall be governed and construed in accordance with the laws of the State of Kansas without giving effect to the principles of conflicts of law thereof, and may be executed in counterparts by original or facsimile signature, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this agreement to be signed by their respective duly authorized officers as of the date first above written.

Aquila, Inc.

By: /s/ Richard C. Green
Name:	Richard C. Green
Title:	Chairman and Chief Executive Officer

Mid-Kansas Electric Company, LLC

By: /s/ L. Earl Watkins, Jr.
Name:	L. Earl Watkins, Jr.
Title:	President and Chief Executive Officer

Sunflower Electric Power Corporation

By: /s/	L. Earl Watkins, Jr.
Name:	L. Earl Watkins, Jr.
Title:	President and CEO

Lane-Scott Electric Cooperative, Inc.

By: /s/ Earl N. Steffens
Name:	Earl N. Steffens
Title:	General Manager

Pioneer Electric Cooperative, Inc.

By: /s/ David L. Jesse
Name:	David L. Jesse
Title:	Chief Executive Officer

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Southern Pioneer Electric Company

By: /s/ David L. Jesse
Name:	David L. Jesse
Title:	President – Chief Executive Officer

Prairie Land Electric Cooperative, Inc.

By: /s/ Allan Miller
Name:	Allan Miller
Title:	General Manager

Victory Electric Cooperative Association, Inc.

By: /s/ Terry L. Janson
Name:	Terry L. Janson
Title:	General Manager

Western Cooperative Electric Association, Inc.

By: /s/ David L. Schneider
Name:	David L. Schneider
Title:	General Manager

Wheatland Electric Cooperative, Inc.

By: /s/ Neil K. Norman
Name:	Neil K. Norman
Title:	General Manager

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